Exhibit 99.4

EVERYSTORY, INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND DECEMBER 31, 2015

EVERYSTORY, INC.

CONDENSED FINANCIAL STATEMENTS

INDEX TO THE FINANCIAL STATEMENTS	PAGE NUMBER

Condensed Financial Statements

Condensed Balance Sheets	F-3

Condensed Statements of Operations	F-4

Condensed Statements of Cash Flows	F-5

Notes to Condensed Financial Statements	F-6 - F-12

F-2

EVERYSTORY, INC.

CONDENSED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$12,580	$27,238
Prepaid expenses	–	21,390
Deposits	1,000	1,000
TOTAL CURRENT ASSETS	13,580	49,628

LONG TERM ASSETS
Property and equipment, net	1,175	1,648
TOTAL LONG TERM ASSETS	1,175	1,648

TOTAL ASSETS	$14,755	$51,276

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$237,347	$149,965
Accrued interest	49,406	17,993
Notes payable-related party	107,194	61,064
Convertible notes payable, net	193,078	189,243
Convertible notes payable-related party, net	29,704	29,114
TOTAL CURRENT LIABILITIES	616,729	447,379

LONG TERM LIABILITIES
Convertible notes payable, net	370,000	270,000
Convertible notes payable-related party, net	30,000	30,000
TOTAL LONG TERM LIABILITIES	400,000	300,000

TOTAL LIABILITIES	1,016,729	747,379

STOCKHOLDERS' DEFICIT
Preferred stock 10,000,000 Shares Authorized; $0.0001 Par Value; 0 shares issued and outstanding as at June 30, 2016 and December 31, 2015	–	–
Common stock 100,000,000 Shares Authorized; $0.0001 Par Value; 2,138,000 and 2,050,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015	214	205
Additional paid in capital	158,024	87,288
Accumulated deficit	(1,160,212)	(783,596)
Total Stockholders' Deficit	(1,001,974)	(696,103)
Total Liabilities and Stockholders' Deficit	$14,755	$51,276

The accompanying notes are an integral part of these condensed financial statements

F-3

EVERYSTORY, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30,

	2016	2015
	(Unaudited)	(Unaudited)
REVENUES
Sales	$–	$–
Cost of services	–	–
GROSS PROFIT	–	–

OPERATING EXPENSES
Amortization and depreciation	473	260
General and administrative	252,193	82,490
Professional fees	29,152	101,755
TOTAL OPERATING EXPENSES	281,818	184,505

OPERATING LOSS	(281,818)	(184,505)

OTHER EXPENSES
Interest expense	(35,838)	(148)
Impairment of intangible assets	(58,960)	–
TOTAL OTHER EXPENSES	(94,798)	(148)

NET LOSS	$(376,616)	$(184,653)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	2,061,733	1,403,315

Loss per share
Basic and diluted	$(0.18)	$(0.13)

The accompanying notes are an integral part of these condensed financial statements

F-4

EVERYSTORY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30,

	2016	2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)
Adjustments for non-cash items:	$(376,616)	$(184,653)
Amortization and depreciation	4,898	260
Impairment of intangible assets	58,960	–
Options issued for services	11,785	–
Operating expense paid in behalf of the company	22,130	66,159
Changes in operating assets and liabilities:
Prepaid expenses	21,390	(5,000)
Deposits	–	(1,000)
Accounts payable and accrued liabilities	87,382	75,475
Accrued interest	31,413	148
NET CASH USED IN OPERATING ACTIVITIES	(138,658)	(48,611)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	–	(1,730)
NET CASH USED IN INVESTING ACTIVITIES	–	(1,730)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	–	10,000
Proceeds from issuance of convertible notes	100,000	91,333
Proceeds from issuance of notes payable - related party	85,000	55,000
Proceeds from issuance of convertible notes - related party	–	53,667
Payments of notes payable - related party	(61,000)	(5,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	124,000	205,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	(14,658)	154,659

CASH AND CASH EQUIVALENTS
Beginning of period	27,238	8,641
End of period	$12,580	$163,300

NON-CASH INVESTING AND FINANCING ACTIVITIES
Intangibles purchased with common stock	$58,960	$0

The accompanying notes are an integral part of these condensed financial statements

F-5

EVERYSTORY, INC.

Notes to Condensed Financial Statements

June 30, 2016 and December 31, 2015

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2016, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2015 audited financial statements. The results of operations for the periods ended June 30, 2016 and 2015 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $1,160,212, negative working capital of $603,149 and currently has no revenues to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The future of the Company as an operating business will depend on its ability to (1) obtain sufficient capital contributions and/or financing as may be required to sustain its operations and (2) to achieve adequate revenues from its operations. Management's plan to address these issues includes, (a) continued exercise of tight cost controls to conserve cash, (b) obtaining additional financing, (c) placing revenue producing services into place (d) identifying and executing on additional revenue generating opportunities.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EveryStory was incorporated on September 6, 2013 in the State of Delaware. The Company’s primary offices are in San Diego, California. The Company’s portfolio of products and service allows you to privately share your stories with friends and family. You can even invite them to add their own photos and stories. EveryStory’s mission is to simplify technology and make it available to everyone. ‘Simplicity with a human touch’ approach is built into the Company’s products, services, and customizable apps, while centering on personalization and ease of use. EveryStory’s principal market is the United States.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates are made in relation to the allowance for doubtful accounts and the fair value of certain financial instruments.

F-6

Loss Per Share

Basic loss per Common Share is computed by dividing losses attributable to Common shareholders by the weighted-average number of shares of Common Stock outstanding during the period.

Diluted loss per Common Share is computed by dividing loss attributable to Common shareholders by the weighted-average number of Shares of Common Stock outstanding during the period increased to include the number of additional Shares of Common Stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding convertible Preferred Stock, stock options, warrants, and convertible debt. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

For the six months ended June 30, 2016 and 2015, all of the Company’s potentially dilutive securities (warrants, options, convertible preferred stock, and convertible debt) were excluded from the computation of diluted earnings per share as they were anti-dilutive. The total number of potentially dilutive Common Shares that were excluded were 131,970 and 0 at six months ended June 30, 2016 and 2015, respectively.

Recent Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board ("FASB") issued ASU 2015-03, Interest—Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs ("ASU-2015-03"). ASU 2015-03 requires companies to present debt issuance costs as a direct deduction from the carrying value of that debt liability. ASU 2015-03 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is allowed for financial statements that have not been previously issued. Entities would apply the new guidance retrospectively to all prior periods (i.e., the balance sheet for each period is adjusted). The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Management has considered all other recent accounting pronouncements issued since the last audit of our consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment are comprised of the following as of June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Computer & Equipment	2,816	2,816
Less: Accumulated Depreciation	(1,641)	(1,168)
Net Property and Equipment	$1,175	$1,648

NOTE 5 – ASSET ACQUISITION

On June 5, 2016, the Company issued 88,000 new shares for the purchase agreement of the intellectual property rights, including patents, trademarks and copyrights, of Seniors In Touch, LLC (“SIT”) at $0.67 per share for a value of $58,960. The price per share for Common Stock issued was based on the relative fair market value of the Common Stock using the backsolve valuation method.

The Company evaluated this acquisition in accordance with ASC 805, Business Combinations (10-55-4) to discern whether the assets and operations of SIT met the definition of a business. The Company concluded there were not a sufficient number of key processes obtained to develop the inputs into outputs, nor could such processes be easily obtained by the Company. Accordingly, the Company accounted for this transaction as the acquisition of assets.

F-7

The transaction was accounted for in accordance with asset acquisition guidance found in ASC 805. The consideration transferred and assets acquired recognized is as follows:

Consideration paid:	$
Common Stock	58,960

Consideration received:	$
Intangible assets	58,960

Net value of assets purchased:	58,960

NOTE 6 – INTANGIBLE ASSETS

The Company’s intangible assets are comprised of the following of June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Technology asset purchase	$58,960	$7,100
Less: Accumulated Amortization	–	–
Less: Impairment	(58,960)	(7,100)
Net Intangible Assets	$–	$–

The Company impaired intangible assets related to the technology asset purchase and patent purchase due to the no revenue production, totaling $58,960 and $7,100, for the years ended June 30, 2016 and 2015, respectively.

NOTE 7 – LOANS PAYABLE

Notes Payable – Related Parties

Notes payable due to related parties consisted of the following as of June 30, 2016 and December 31, 2015:

Balance December 31, 2015	$61,064
Cash additions	85,000
Expense additions	22,130
Cash payments	(61,000)
Balance June 30, 2016	$107,194

During the six months ended June 30, 2016 and the year ended December 31, 2015, the company Founder and CEO advanced $80,000 and $110,000, expense additions of $21,130 and $68,904, and were repaid $57,000 and $75,000, respectively.  The notes bear an interest rate of 0% per annum.

During the six months ended June 30, 2016 and the year ended December 31, 2015, the company Founder and CTO advanced $5,000 and $25,000, expense additions of $1,000 and $595, and were repaid $4,000 and $73,153, respectively.  The notes bear an interest rate of 0% per annum.

F-8

Convertible Notes Payable – Related Parties

Convertible notes payable due to related parties consisted of the following as of June 30, 2016 and December 31, 2015:

Balance December 31, 2015	$60,000
Cash additions	–
Expense additions	–
Debt discount from debt issuance costs	(296)
Balance June 30, 2016	$59,704
Current portion	$29,704
Long-term portion	$30,000

On June 29, 2015, the Company issued convertible notes to two related party individuals for $30,000 that mature on December 31, 2016. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 70% of the price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $2,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing. There were also loan service and attorney fees, which resulted in the Company recording a debt discount of $1,333 resulting from these issuance costs which is being amortized over the life of the loan to interest expense, leaving a discount balance of $296 at June 30, 2016.

On November 18, 2015, the Company issued convertible notes to two related party individuals for $30,000 that mature on November 18, 2017. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 60% of the lowest price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $5,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing.

Convertible Notes Payable –

Notes payable due to non-related parties consisted of the following as of June 30, 2016 and December 31, 2015:

Balance December 31, 2015	$465,000
Cash additions	100,000
Debt discount from debt issuance costs	(1,922)
Balance June 30, 2016	$563,078
Current portion	$193,078
Long-term portion	$370,000

On June 29, 2015, the Company issued convertible notes to ten unrelated individuals for $195,000 that mature on December 31, 2016. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 70% of the price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $2,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing. There was also loan service and attorney fees, which resulted in the Company recording a debt discount of $8,667 resulting from these issuance costs which is being amortized over the life of the loan to interest expense, leaving a discount balance of $1,922 at June 30, 2016.

On October 20, 2015, the Company issued a convertible note to an unrelated individual for $5,000 that matures on October 20, 2017. The note bears an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 60% of the lowest price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $5,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing.

On November 18, 2015, the Company issued convertible notes to eleven unrelated individuals for $265,000 that mature on November 18, 2017. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 60% of the lowest price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $5,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing.

On February 9, 2016, the Company issued a convertible note to an unrelated individual for $100,000 that matures on February 9, 2018. The note bears an interest rate of 0% per annum and is convertible into shares of the Company’s common stock at the $1.60 per share.

F-9

NOTE 8 –PREFERRED STOCK

The Company has authorized 10,000,000 shares of $0.0001 par value per share Preferred Stock, of which the following no preferred stock were issued and outstanding.

NOTE 9 – COMMON STOCK

On February 23, 2016 the Company amended its articles of incorporation to increase the number of authorized shares to 100,000,000. The Company has authorized 100,000,000 shares of $0.0001 par value per share Common Stock, of which 2,138,000 and 2,050,000 were issued outstanding as of June 30, 2016 and December 31, 2015, respectively. The activity surrounding the issuances of the Common Stock is as follows:

Six Months Ended June 30, 2016

The Company issued 88,000 shares for the purchase agreement for the intangible assets of Seniors in Touch, LLC (SIT) at $0.67 per share for a value of $58,960. The price per share for Common Stock issued for services was based on the relative fair market value of the Common Stock using the backsolve valuation method.

Year Ended December 31, 2015

The Company issued 900,000 shares of Common Stock for net cash proceeds of $10,000 to Company founders. The Company also issued 50,000 shares of Common Stock as payment for services at $0.67 per share for a value of $33,500. The price per share for Common Stock issued for services was based on the relative fair market value of the Common Stock using the backsolve valuation method.

NOTE 10 – STOCK PURCHASE OPTIONS

The Board of Directors on 2015 approved the Company’s Stock Option Plan (“the Plan”). The purpose of the Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by employees, consultants, and other key individuals. The Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such individuals and to strengthen their desire to remain with the Company. A maximum of 680,000 shares of the Company's Common Stock is reserved for issuance under stock options to be issued under the Plan. The Plan permits the grant of incentive stock options, non-statutory stock options and restricted stock awards. The Plan is administered by the Board of Directors or, at its direction, a Compensation Committee comprised of officers of the Company.

Stock Purchase Options

During the six months ended June 30, 2016, the Company did not issue any stock purchase options.

During the year ended December 31, 2015, the Company issued options to purchase a total of 486,200 shares of Common Stock valued at $75,457 with multiple vesting periods. The Company issued 127,200 options in conjunction to a consulting agreement entered into in May 10, 2015 and 359,000 options issued in conjunction with employment agreements entered into during the year. The options were valued using the Black-Scholes options pricing model under the assumptions noted below. The price per share for Common Stock for the stock options was based on the relative fair market value of the Common Stock using the backsolve valuation method of applying the Option Pricing Method (OPM).

The following table summarizes the changes in options outstanding of the Company during the year ended June 30, 2016:

	Number of Options	Weighted Average Exercise Price $
Outstanding, December 31, 2015	486,200	0.67
Granted	–	–
Expired	–	–
Outstanding, June 30, 2016	486,200	$0.67

Exercisable, June 30, 2016	268,161	$0.56

F-10

Additional information regarding stock options as of June 30, 2016 is as follows:

Date Issued	Number Outstanding	Number Exercisable	Exercise Price $	Weighted Average Remaining Contractual Life (Years)	Expiration Date	Proceeds to Company if Exercised $
5/10/2015	197,200	150,533	0.25	8.87	5/10/2025	49,300
5/10/2015	30,000	10,000	0.50	8.87	5/10/2025	15,000
6/1/2015	42,000	42,000	1.00	8.93	6/1/2025	42,000
7/1/2015	3,000	3,000	1.00	9.01	7/1/2025	3,000
8/1/2015	8,000	8,000	1.00	9.09	8/1/2025	8,000
8/31/2015	60,000	–	1.00	9.18	8/31/2025	60,000
9/1/2015	9,000	9,000	1.00	9.18	9/1/2025	9,000
9/15/2015	1,000	1,000	1.00	9.22	9/15/2025	1,000
10/1/2015	36,000	21,001	1.00	9.26	10/1/2025	36,000
10/15/2015	100,000	23,626	1.00	9.30	10/15/2025	100,000
	486,200	268,161				$ 323,300

The following table presents the assumptions used to estimate the fair values of the stock options granted:

	June 30, 2016	December 31, 2015
Expected volatility	N/A	77 - 83%
Expected dividends	N/A	0%
Expected term	N/A	10 Years
Risk-free interest rate	N/A	2.04 - 2.43%

As of June 30, 2016 there was $29,679 of unrecognized stock option expense.

NOTE 11 – FAIR VALUE MEASUREMENTS

For asset and liabilities measured at fair value, the Company uses the following hierarchy of inputs:

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Liabilities measured at fair value on a recurring basis at June 30, 2016, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$–	$–	$–

Liabilities measured at fair value on a recurring basis at December 31, 2015, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$75,457	$–	$75,457

Fair value is calculated using the Black-Scholes options pricing model.

F-11

NOTE 12- SUBSEQUENT EVENTS

In accordance with ASC 855, Company’s management reviewed all material events through the date of this filing and determined that there were the following material subsequent events to report:

During subsequent period, the Company Founder and CEO advanced $0, expense additions of $9,497, and were repaid $2,000, respectively.  The notes bear an interest rate of 0% per annum.

During subsequent period, the Company Founder and CTO advanced $0, expense additions of $1,000, and were repaid $2,000, respectively.  The notes bear an interest rate of 0% per annum.

On August 3, 2016, the Company entered into a promissory note purchase agreement with an unrelated individual for $20,000, which is still being closed and referrers to a Share Exchange Agreement with Knowledge Machine International, Inc. dated July 1, 2016, that matures on October 20, 2017. The note bears an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the $0.67 per share.

On September 1, 2016, the Company issued options to purchase a total of 106,100 valued at $63,678 with multiple vesting periods. The Company issued the options in conjunction with employment agreements. The price per share for Common Stock for the stock options was based on the relative fair market value of the Common Stock using the backsolve valuation method of applying the Option Pricing Method (OPM).

On September 13, 2016, the Company entered into a series A Preferred stock purchase agreement with two related individuals for 112,690 Series A preferred stock in settlement of $112,690 of related party notes.

On September 14, 2016, the Company amended a marketing and consulting agreement to issue an additional 25,000 shares of common stock at $0.67 per share for a value of $16,750.

On September 14, 2016, the Company issued 37,500 shares of common stock for in settlement of $60,000 accrued consulting fees at $0.67 per share for a value of $25,125. This resulted in a gain on settlement of debt of 34,875.

On September 21, 2016, the Company entered into an Amended and Restated Acquisition and Share Exchange Agreement with Knowledge Machine International, Inc. (“KMI”) and agreed to be taken over as a wholly owned subsidiary of KMI. Pursuant to the A&R Agreement, KMI issued 35.7733 shares of KMI common stock for each one share of EveryStory, Inc. common stock tendered. One hundred percent of the outstanding EveryStory common stock was exchanged for an aggregate of 101,436,457 shares of KMI common stock.

F-12